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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   Form  8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    Of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  May 30, 2001


                            SEMOTUS SOLUTIONS, INC.
                         (Formerly Datalink.net, Inc.)

                       ---------------------------------
            (Exact Name of Registrant as Specified in its Charter)


          Nevada                         0-21069               36-3574355
(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation or organization)        File Number)         Identification No.)

1735 Technology Drive, Suite 790, San Jose, California            95110
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)


                                (408) 367-1700
             ----------------------------------------------------
             (Registrant's Telephone Number, including area code)
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ITEM 3.  ACQUISITION OF DISPOSITION OF ASSETS

     Semotus Solutions, Inc. acquired 100% of the issued and outstanding capital stock of Application Design Associates, Inc. (the "Company"), for two hundred and fifty thousand (250,000) shares of Semotus Solutions' common stock on May 15, 2001. Semotus may also issue additional shares over the following three years, pursuant to an earn-out arrangement and/or a price guarantee on Semotus' common stock.

The Company is engaged in the business of Application Development and Sales of Customer Service and Asset Management Software to the Field Service Industry and provides turn-key solutions including server hardware, operating system software, proprietary application software, training, conversion, support, legacy system integration services and remote handheld hardware and data acquisition software, custom application development and professional services.


ITEM 7.  Financial Statements and Exhibits.

          (a) Financial Statements. The required financial statements will be filed as soon as practicable, but not later than 60 days after the date by which this report on Form 8-K must be filed.

          (b) Pro forma financial information. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date by which this report on Form 8-K must be filed.

          (c) The following exhibits are filed with this report:


          Exhibit Number    Description
          --------------    -----------

          2.1 Merger Agreement by and among Semotus Solutions, Inc., Application Design Associates, Inc., ADA Acquisition, Inc. and John Hibben

          2.2 Registration Rights and Lock Up Agreement by and among Semotus Solutions, Inc. and John Hibben

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         DATALINK.NET, INC.

     Date:   May 30, 2001                By:  /s/ Anthony N. LaPine
                                         Anthony N. LaPine,
                                         President and Chief Executive Officer